Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Articles of Amendment dated April 30, 2004, re-designating the Class R shares to Class I shares for the Portfolios - filed as an exhibit to Post-Effective Amendment No. 23 to the Registrant's Registration Statement filed on Form N-1A on February 11, 2005 and incorporated herein by reference.

(e)(1) Amended Schedule A to the Restated Expense Limitation Agreement to the ING Variable Portfolios, Inc. (regarding ING VP Global Science and Technology Portfolio, ING VP Growth Portfolio, ING VP Index Plus LargeCap Portfolio, ING VP Index Plus MidCap Portfolio, ING VP Index Plus SmallCap Portfolio, ING VP International Equity Portfolio, ING VP Small Company Portfolio and ING VP Value Opportunity Portfolio) - filed as exhibit to Post-Effective Amendment No. 23 to the Registrant's Registration Statement filed on Form N-1A on February 11, 2005 and incorporated herein by reference.